Exhibit 99

Contact:	Warren Djerf
Brookside Communications Group
(952) 920-3908 or warren@brookcomm.net

Nortech Systems Leases New Corporate Headquarters

MINNEAPOLIS — April 9, 2015 — Nortech Systems, Inc. (Nasdaq: NSYS), a leading provider of full-service electronic manufacturing services (EMS), will be moving to a new corporate headquarters by early July 2015. The company signed a lease for a 19,000-square-foot facility at 7550 Meridian Circle, Suite 150, Maple Grove, Minn.

“This new location will provide needed space as we continue to unite and strengthen our company’s capabilities under the ‘One Nortech’ banner,” said Rich Wasielewski, president and CEO of Nortech Systems. “It will also enable us to better support our growth plans.”

In addition to the executive team, Nortech’s business development, engineering, sourcing and support services teams will be moving from the current Wayzata location to this new facility.

About Nortech Systems Incorporated

Nortech Systems Incorporated (www.nortechsys.com), based in Wayzata, Minn., is a full-service electronics manufacturing services (EMS) provider of wire and cable assemblies, printed circuit board assemblies, and higher-level complete box build assemblies for a wide range of industries.  Markets served include industrial equipment, aerospace/defense and medical. The company has manufacturing capabilities and operating partners in the U.S., Asia and Latin America. Nortech Systems Incorporated is traded on the NASDAQ Stock Market under the symbol NSYS.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  While this release is based on management’s best judgment and current expectations, actual results may differ and involve a number of risks and uncertainties.  Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: volatility in market conditions which may affect market supply of and demand for the company’s products; increased competition; changes in the reliability and efficiency of operating facilities or those of third parties; risks related to availability of labor; commodity and energy cost instability; general economic, financial and business conditions that could affect the company’s financial condition and results of operations; as well as risk factors listed from time to time in the company’s filings with the SEC.